Exhibit 99.1

Consolidated Financial Statements and Report of Independent Certified Public Accountants

Precision Acquisition MidCo, Inc. and Subsidiaries

September 30, 2020 and 2019

GRANT THORNTON LLP 100 E Wisconsin Ave., Suite 2100 Milwaukee, WI 53202-4169 D +1 (414) 289-0200 F +1 (414) 289-9910	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Precision Acquisition MidCo, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Precision Acquisition MidCo, Inc. (a Delaware corporation) and Subsidiaries, which comprise the consolidated balance sheets as of September 30, 2020 and 2019, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Precision Acquisition MidCo, Inc. and Subsidiaries as of September 30, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Milwaukee, Wisconsin November 25, 2020 (except for Notes B, D, H, and L as to which the date is April 20, 2021)

Precision Acquisition MidCo, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

September 30,

	2020	2019
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$11,888,554	$6,403,691
Accounts receivable, less allowance for doubtful accounts of approximately $85,000 and $111,000, respectively	14,486,777	11,080,901
Inventories, net	9,555,189	7,649,520
Other	2,006,019	2,546,561

Total current assets	37,936,539	27,680,673

LONG-TERM ASSETS
Property, plant and equipment
Building	13,497,622	13,086,715
Machinery and equipment	6,898,823	6,504,671
Office equipment, including IT software	4,556,017	4,121,855
Leasehold improvements	1,295,233	1,147,059
Transportation equipment	196,375	203,298

	26,444,070	25,063,598
Less - accumulated depreciation and amortization	8,930,134	6,054,358

	17,513,936	19,009,240

Land	299,667	299,667
Construction in progress	273,247	309,440

Total property, plant and equipment	18,086,850	19,618,347

Goodwill	87,836,323	87,836,323
Other intangible assets, net	122,048,610	130,081,944
Deposits	373,101	373,101

Total long-term assets	228,344,884	237,909,715

Total assets	$266,281,423	$265,590,388

The accompanying notes are an integral part of these consolidated financial statements.

Precision Acquisition MidCo, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS - CONTINUED

September 30,

	2020	2019
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of capital lease obligation	$194,049	$194,049
Line of credit	897,068	948,973
Accounts payable	5,245,427	3,941,422
Customer deposits	2,402,494	1,748,513
Accrued compensation and benefits	4,535,103	2,715,362
Other accrued liabilities	2,424,533	875,497

Total current liabilities	15,698,674	10,423,816

LONG-TERM LIABILITIES
Deferred tax liabilities, net	28,647,905	29,970,774
Term loan, less current portion, net of deferred financing costs	65,807,311	70,382,083
Capital lease obligation, less current portion	12,014,739	12,208,788
Derivative instrument	-	55,247

Total long-term liabilities	106,469,955	112,616,892

Total liabilities	122,168,629	123,040,708

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 100,000 shares authorized 100 shares issued and outstanding	1	1
Retained earnings	2,707,031	1,707,001
Additional paid-in capital	141,664,153	141,447,756
Accumulated other comprehensive loss	(258,391)	(605,078)

Total stockholders’ equity	144,112,794	142,549,680

Total liabilities and stockholders’ equity	$266,281,423	$265,590,388

The accompanying notes are an integral part of these consolidated financial statements.

Precision Acquisition MidCo, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended September 30,

	2020	2019

Net sales	$90,196,775	$83,532,135

Cost of sales	45,663,036	43,288,157

Gross profit	44,533,739	40,243,978

Selling and marketing, engineering and administrative expenses, including amortization of intangibles of approximately $8,033,000 and $8,033,000, respectively	36,875,778	37,527,135

Income from operations	7,657,961	2,716,843

Other expenses
Acquisition costs	109,788	182,258
Interest expense, net	6,218,658	6,794,240
Other expense, net	150,223	1,439

	6,478,669	6,977,937

Income (loss) before income taxes	1,179,292	(4,261,094)

Income tax expense (benefit)
Current	1,467,517	233,034
Deferred	(1,288,255)	(984,471)

	179,262	(751,437)

NET INCOME (LOSS)	$1,000,030	$(3,509,657)

The accompanying notes are an integral part of these consolidated financial statements.

Precision Acquisition MidCo, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Years Ended September 30,

	2020	2019

Net income (loss)	$1,000,030	$(3,509,657)

Other comprehensive income (loss)
Foreign currency translation adjustments	291,699	(430,552)
Change in value of derivative instrument	54,988	(740,418)

Comprehensive income (loss)	$1,346,717	$(4,680,627)

The accompanying notes are an integral part of these consolidated financial statements.

Precision Acquisition MidCo, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended September 30, 2020 and 2019

						Accumulated
	Common Stock					Other
	Shares			Retained	Additional	Comprehensive
	Authorized	Outstanding	Amount	Earnings	Paid-in Capital	Income (Loss)	Total

Balance at September 30, 2018	1,000	100	$1	$5,216,658	$141,313,048	$565,892	$147,095,598

Capital contributions	-	-	-	-	251,000	-	251,000
Stock-based compensation	-	-	-	-	417,531	-	417,531
Redemption of common stock	-	-	-	-	(533,823)	-	(533,823)
Foreign currency translation adjustments	-	-	-	-	-	(430,552)	(430,552)
Change in value of derivative instrument	-	-	-	-	-	(740,418)	(740,418)
Net loss	-	-	-	(3,509,657)	-	-	(3,509,657)

Balance at September 30, 2019	1,000	100	1	1,707,001	141,447,756	(605,078)	142,549,679

Stock-based compensation	-	-	-	-	333,416	-	333,416
Redemption of common stock	-	-	-	-	(117,019)	-	(117,019)
Foreign currency translation adjustments	-	-	-	-	-	291,699	291,699
Change in value of derivative instrument	-	-	-	-	-	54,988	54,988
Net income	-	-	-	1,000,030	-	-	1,000,030

Balance at September 30, 2020	1,000	100	$1	$2,707,031	$141,664,153	$(258,391)	$144,112,793

The accompanying notes are an integral part of these consolidated financial statements.

Precision Acquisition MidCo, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended September 30,

	2020	2019
Cash flows from operating activities:
Net income (loss)	$1,000,030	$(3,509,657)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,588,942	2,510,616
Amortization	8,033,333	8,033,333
Amortization of deferred financing costs, included in interest expense	410,000	410,000
Loss (gain) on disposition of property, plant and equipment	19,054	(3,122)
Stock-based compensation	333,416	417,531
Deferred income tax expense	(1,498,999)	(1,043,461)
Change in the allowance for doubtful accounts	(26,112)	(1,862)
Change in the inventory valuation reserve	195,144	2,518
Changes in operating assets and liabilities
Accounts receivable	(3,379,765)	912,509
Inventories	(2,100,813)	(163,582)
Other assets	672,137	(501,711)
Accounts payable	1,304,007	565,938
Customer deposits	631,262	1,290,973
Accrued compensation and benefits	2,033,514	175,503
Other accrued liabilities	1,402,259	(307,659)

Net cash provided by operating activities	11,617,409	8,787,867

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,055,191)	(2,349,421)

Net cash used in investing activities	(1,055,191)	(2,349,421)

The accompanying notes are an integral part of these consolidated financial statements.

Precision Acquisition MidCo, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

Years Ended September 30,

	2020	2019
Cash flows from financing activities:
Payments on long-term debt	$(4,984,772)	$(3,060,000)
Payments on capital lease	(194,049)	(150,259)
Proceeds from line of credit, net	(124,366)	(182,074)
Redemption of common stock	(117,019)	(533,823)
Capital contributions	-	251,000

Net cash used in financing activities	(5,420,206)	(3,675,156)

Effect of exchange rate on cash and cash equivalents	342,851	(311,628)

Net increase in cash and cash equivalents	5,484,863	2,451,662

Cash and cash equivalents at beginning of year	6,403,691	3,952,029

Cash and cash equivalents at end of year	$11,888,554	$6,403,691

Supplemental disclosure of cash flow information
Cash paid during the year for
Interest	$5,331,040	$6,774,909
Income taxes	649,133	1,175,825

The accompanying notes are an integral part of these consolidated financial statements.

Precision Acquisition MidCo, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FiNANCIAL STATEMENTS

September 30, 2020 and 2019

NOTE A - ORGANIZATION

Precision Acquisition MidCo, Inc., a Delaware corporation, was formed on March 6, 2017 for the purpose of acquiring a 100% equity ownership in Dorner Holding Corp.

Dorner Holding Corp., a Delaware corporation, has a 100% equity ownership in Dorner Mfg. Corp.

Dorner Mfg. Corp. designs and manufactures conveyor products and systems and sells them through domestic and international sales channels.

Dorner Holding Corp. has a 100% equity ownership in Dorner Conveyors Ltd., a Canadian subsidiary, which sells conveyor products and systems that are manufactured by Dorner Mfg. Corp.

Dorner Mfg. Corp. has a 100% equity ownership in Dorner (M) Sdn. Bhd. (Dorner Asia). Dorner Asia is a Malaysia-based company that is engaged in the design and manufacture of flexible conveyor systems and parts.

Dorner Mfg. Corp. formed Dorner Holdings Europe GmbH for the purpose of acquiring 100% equity ownership in GmbH, subsequently changed to Dorner GmbH. Dorner GmbH is a German-based company that designs and manufactures conveyor products and systems.

Dorner Holding Corp. acquired a 100% equity ownership in Sautem, S.A. de C.V. and formed Dorner Latin America S. de C.V.(Dorner Latin America), a wholly owned Mexican subsidiary which is engaged in the design and manufacture of conveyors and automatic labeling systems.

In December 2018, Dorner Holdings Europe GmbH formed Dorner Sarl, a wholly owned French subsidiary that provides marketing and development service to Dorner GmbH in the Republic of France.

Sales to foreign customers were approximately 12% and 17% of net sales for the years ended September 30, 2020 and 2019, respectively. Accounts receivable from foreign customers were approximately $1,850,000 and $1,985,000 as of September 30, 2020 and 2019, respectively.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Principles of Consolidation

The accompanying consolidated financial statements include the financial position, results of operations and cash flows of Precision Acquisition MidCo, Inc., Dorner Holding Corp., Dorner Mfg. Corp., Dorner Conveyors Ltd., Dorner Latin America S. de C.V., Dorner (M) Sdn. Bhd., Dorner Holdings Europe GmbH and Dorner GmbH, collectively referred to as the Company. All significant intercompany transactions and balances have been eliminated in the consolidation.

Use of Estimates

The preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Precision Acquisition MidCo, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FiNANCIAL STATEMENTS - CONTINUED

September 30, 2020 and 2019

Cash and Cash Equivalents

The Company maintains cash at financial institutions that may exceed federally insured amounts at times. In addition, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

The Company, in the normal course of business, monitors the financial condition of its customers and reviews the credit history of each new customer. The Company establishes an allowance for doubtful accounts that corresponds to the specific credit risk of its customers, historical trends and other information on the state of the economy. Decisions to write-off receivables are based on management’s judgment after consideration of facts and circumstances surrounding potential uncollectible accounts.

Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined using the weighted-average cost method. The Company allocates overhead and direct labor on the basis of estimated direct labor hours in each work center. Net realizable value represents the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. The Company determines its valuation reserve by considering a number of factors, including age of the inventory and various usage tests.

Deferred Financing Costs

Costs associated with negotiating and entering into long-term financing arrangements are deferred and amortized on a straight-line basis, which approximates the effective-interest method over the life of the associated agreement. The debt issuance costs incurred are capitalized and recorded on the balance sheets as a direct deduction from the carrying amount of the long-term liability recorded.

Goodwill

Goodwill represents the excess of purchase price paid over net assets acquired in a business combination. Goodwill is not amortized but is tested for impairment at least annually, or more frequently if indicators of impairment exist, in accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 350-20-35-1. Goodwill impairment is deemed to exist if the net book value of a reporting unit exceeds its estimated fair value. The Company’s reporting units are determined based upon whether discrete financial information is available and reviewed regularly, whether those units constitute a business, and the extent of economic similarities and interdependencies between those reporting units for purposes of aggregation. The Company has determined that there is one reporting unit.

To perform a quantitative test, the Company uses the discounted cash flow method to estimate the fair value of the reporting unit. The discounted cash flow incorporates various assumptions, the most significant being projected revenue growth rates, operating profit margins and cash flows, the terminal growth rate, and the discount rate. The Company projects revenue growth rates, operating margins and cash flows based on the Company’s current business, expected developments, and operational strategies over a five-year period. In estimating the terminal growth rates, the Company considers its historical and projected results, as well as the economic environment in which its reporting unit operates. The discount rates utilized reflect the Company’s assumptions of marketplace participants’ cost of capital and risk assumptions in the economy. The Company completed its annual evaluation of goodwill and concluded there was no impairment for the years ended September 30, 2020 and 2019.

Precision Acquisition MidCo, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FiNANCIAL STATEMENTS - CONTINUED

September 30, 2020 and 2019

Other Intangible Assets

At acquisition, the Company estimates and records the fair value of purchased intangible assets which consist of a trade name, customer relationships, and technology, as discussed in Note D. The fair values are estimated based on management’s assessment as well as independent third-party appraisals. Such valuations may include a discounted cash flow of anticipated revenues resulting from the acquired intangible asset.

Amortization of intangible assets with finite lives is recognized over their estimated useful lives using an amortization method that reflects the pattern in which the economic benefits of the intangible assets are consumed or otherwise realized. The straight-line method is used to amortize the intangible assets. The estimated useful lives for intangible assets range from 15-20 years.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation and amortization of property, plant and equipment are calculated using the straight-line method over their estimated useful lives as follows:

Building and leasehold improvements	5 to 39 years
Transportation equipment	4 to 10 years
Office equipment	3 to 7 years
Machinery and equipment	3 to 10 years

Repairs and maintenance that do not extend the lives of the applicable assets are charged to expense as incurred. Gain or loss from the retirement or other disposition of assets is included in other expense.

Impairment of Long-Lived and Intangible Assets

Long-lived assets, such as property, plant and equipment and intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the related asset might not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If the asset is determined to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. The Company determines fair value through discounted cash flows, appraisals or comparable sales transactions. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Management has determined that no impairment exists as of and for the years ended September 30, 2020 and 2019.

Deposits

Deposits represent refundable security deposits paid out for each of the Company’s building leases.

Customer Deposits

Advance payments received from customers are recorded as a liability until the date title transfers and a sale takes place.

Precision Acquisition MidCo, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FiNANCIAL STATEMENTS - CONTINUED

September 30, 2020 and 2019

Product Warranties

The Company provides warranties with the sales of its products. Provision for estimated warranty expenses is recognized at the time of sale, determined on the basis of warranty terms and prior claim experience of related companies. The warranty reserve is included in other accrued liabilities in the accompanying consolidated balance sheets. Changes in the Company’s aggregate liability for product warranties, including aggregate reductions for payments made, aggregate changes for accruals related to guarantees issued during the period and aggregate changes to preexisting accruals, are not deemed to be significant.

Derivative Instrument

During fiscal year 2018, the Company entered into an interest rate swap agreement to actively manage its interest costs. The interest rate swap seeks to achieve the lowest interest rate cost consistent with an acceptable level of risk, given the varying interest rate environments. The interest rate swap is linked to the existing outstanding debt and has been designated as a hedge. The interest rate swap is recorded in the consolidated balance sheets, at fair value, with the changes in fair value recorded as a component of comprehensive income/loss. During the current fiscal year, the interest rate swap expired. The balance of the interest rate swap as of September 30, 2020 and 2019 was $0 and $(55,247), respectively.

Revenue Recognition

Sales and related costs of sales are generally recorded when goods are shipped and title, ownership and risk of loss have passed to the customer, all of which occurs upon shipment or delivery of the product based on applicable shipping terms. The shipping terms may vary depending on the nature of the customer, domestic or foreign, and the type of transportation used. The Company provides for the estimated future warranty costs of repair, replacement or customer accommodation in cost of sales when sales are recognized and upon the incurrence of known and anticipated events and circumstances.

Shipping and Handling Costs

The Company records the net difference between freight revenue invoiced to its customers and freight-out costs incurred to third-party carriers in sales allowances and discounts in the accompanying consolidated statements of operations. Freight charged to customers was approximately $2,126,000 and $2,066,000 for the years ended September 30, 2020 and 2019, respectively. Third-party freight-out costs were approximately $1,846,000 and $1,755,000 for the years ended September 30, 2020 and 2019, respectively.

Research and Development

Research and development costs are charged to operations when incurred. Total research and development costs were approximately $1,169,000 and $1,440,000 for the years ended September 30, 2020 and 2019, respectively.

Advertising

Advertising costs are charged to operations when incurred. Total advertising expenses were approximately $938,000 and $1,488,000 for the years ended September 30, 2020 and 2019, respectively.

Precision Acquisition MidCo, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FiNANCIAL STATEMENTS - CONTINUED

September 30, 2020 and 2019

Foreign Currency

The Company’s functional currency is the U.S. dollar. The functional currencies of Canada, Germany, France, Malaysia and Mexico are their local currency. Nonmonetary assets, liabilities and equity components are translated at historical rates, and monetary assets and liabilities are translated at exchange rates in effect at the end of the period. Income statement accounts are translated at average rates for the period. The resulting translation gain and loss adjustments are recorded directly to accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as a component of other expenses as incurred.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to tax loss and credit carryforwards and differences between the financial reporting and tax bases of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those carryforwards and temporary differences are expected to be utilized, recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company has not identified any uncertain tax position requiring accrual or disclosure in the consolidated financial statements. The Company records interest and penalties related to uncertain tax positions as a component of income tax expense; however, no interest or penalties have been recorded. The Company files income tax returns in the United States and the other countries in which it operates and various state and local jurisdictions and is subject to routine audits by these taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Recent Accounting Pronouncements

In May 2014, the Federal Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 is the result of a joint project of FASB and the International Accounting Standards Board to clarify the principles for recognizing revenue and to develop a common revenue standard for use in the U.S. and internationally. ASU 2014-09 supersedes the revenue recognition requirements in Topic 605 of the FASB Codification and most industry-specific guidance throughout the Industry Topics of the Codification. ASU 2014-09 enhances comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets, reduces the number of requirements an entity must consider for recognizing revenue, and requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. ASU 2014-09 requires either retrospective application by restating each prior period presented in the financial statements, or retrospective application by recording the cumulative effect on prior reporting periods to beginning retained earnings in the year that the standard becomes effective. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Principal Versus Agent Considerations), to clarify the implementation guidance on principal versus agent considerations. In June 2020, the FASB issued ASU 2020-05 which deferred the effective date by one year. The standard will be effective for annual reporting periods beginning after December 15, 2019. The Company is currently assessing the impact that this ASU will have on its consolidated financial statements.

Precision Acquisition MidCo, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FiNANCIAL STATEMENTS - CONTINUED

September 30, 2020 and 2019

The FASB has issued ASU 2016-02 Leases (Topic 842) (“ASU 2016-02”), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less may be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASU 2016-02 supersedes the previous leases standard, Leases (Topic 840). In June 2020, the FASB issued ASU 2020-05 which deferred the effective date by one year. The ASU is effective for annual reporting periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently assessing the impact that this ASU will have on its consolidated financial statements.

NOTE C - INVENTORIES, NET

Inventories at September 30, 2020 and 2019 consist of the following:

	2020	2019

Raw materials	$4,852,658	$3,451,222
Work-in-process	3,421,306	2,760,154
Finished goods	1,786,891	1,748,667

	10,060,855	7,960,043
Less - valuation reserve	(505,666)	(310,523)

	$9,555,189	$7,649,520

NOTE D - OTHER INTANGIBLE ASSETS, NET

The Company has the following amounts related to other intangible assets as of September 30:

	2020
	Weighted - average Useful Lives	Gross	Accumulated Amortization	Net Book Value

Trade name	16.5	$8,500,000	$(1,505,200)	$6,994,800
Technology	11.5	30,500,000	(7,201,400)	23,298,600
Customer relationships	16.5	111,500,000	(19,744,790)	91,755,210

		$150,500,000	$(28,451,390)	$122,048,610

Precision Acquisition MidCo, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FiNANCIAL STATEMENTS - CONTINUED

September 30, 2020 and 2019

	2019
	Weighted - Average Useful Lives	Gross	Accumulated Amortization	Net Book Value

Trade name	17.5	$8,500,000	$(1,080,200)	$7,419,800
Technology	12.5	30,500,000	(5,168,100)	25,331,900
Customer relationships	17.5	111,500,000	(14,169,756)	97,330,244

		$150,500,000	$(20,418,056)	$130,081,944

The aggregate annual amortization expense for other intangible assets subsequent to September 30, 2020 is as follows:

2021	$8,033,300
2022	8,033,300
2023	8,033,300
2024	8,033,300
2025	8,033,300
Thereafter	81,882,110

Total	$122,048,610

Amortization expense for other amortizable intangible assets amounted to approximately $8,033,300 for the years ended September 30, 2020 and 2019.

NOTE E - FINANCING ARRANGEMENTS

The Company has available a revolving line of credit with a bank that expires March 15, 2022. Borrowings are limited to $10,000,000. Interest on borrowings is currently at LIBOR plus 5.75% (6.75% at September 30, 2020 and 7.79% at September 30, 2019). Outstanding borrowings under the revolving line of credit were $0 at both September 30, 2020 and 2019.

The Company has an agreement with a financial institution in Germany that is currently in the form of a line of credit in which borrowings are limited to 1,000,000€ to fund building expansion and production capabilities. Outstanding borrowings under the line of credit were approximately 765,000€ or $897,000 USD and 870,000€ or $949,000 USD at September 30, 2020 and 2019, respectively. Upon reaching the limit of the line of credit, this will be converted into a term loan with a bank that expires June 30, 2027. Interest rate on borrowings is currently 1.17%.

During the year, the Company made principal only prepayments on the term loan. As a result, there will be no required principal repayment due until December 31, 2022 and the entire carrying amount of the loan will be considered to be a long-term obligation.

Precision Acquisition MidCo, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FiNANCIAL STATEMENTS - CONTINUED

September 30, 2020 and 2019

Long-term obligations at September 30, 2020 and 2019 consist of the following:

	2020	2019

Term loan to a bank, currently bearing interest at LIBOR plus 5.75% (6.75% and 7.79% at September 30, 2020 and 2019, respectively). Monthly, interest only installment payments are due through December 31, 2022, with the next required quarterly principal payment due December 31, 2022. The final lump-sum installment is due March 15, 2023. Collateral on the loan is all real and personal property of the Company	$66,815,228	$71,800,000

Capital lease obligation - with imputed interest rate of 7.21%, payable through 2035, collateralized by a building	12,208,788	12,402,837

Less: Unamortized debt issuance costs, net of accumulated amortization of $1,452,000 and $1,042,000 as of September 30, 2020 and 2019, respectively	(1,007,917)	(1,417,917)

	78,016,099	82,784,920
Less: Current portion of long-term obligations	(194,049)	(194,049)

	$77,822,050	$82,590,871

The Company leases a building under an agreement that is classified as a capital lease. The cost of the building under the capital lease of $10,517,000 at September 30, 2020 and 2019, is included in the consolidated balance sheets within property, plant and equipment. Accumulated amortization of the leased building at September 30, 2020 and 2019 was approximately $2,000,000 and $1,436,000, respectively. Amortization under capital leases was approximately $564,000 for the years ended September 30, 2020 and 2019.

The aggregate annual principal payments required on notes payable and the future minimum lease payments on the capital lease are as follows:

Year Ending September 30,	Term Loan	Capital Lease	Total

2021	$—	$1,114,973	$1,114,973
2022	—	1,148,422	1,148,422
2023	66,815,228	1,182,875	67,998,103
2024	—	1,218,361	1,218,361
2025	—	1,254,914	1,254,914
Thereafter		14,961,427	14,961,427

	66,815,228	20,880,972	87,696,200

Less: Interest	—	(8,672,184)	(8,672,184)
Less: Unamortized debt issuance costs, net	(1,007,917)	—	(1,007,917)

	$65,807,311	$12,208,788	$78,016,099

Precision Acquisition MidCo, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FiNANCIAL STATEMENTS - CONTINUED

September 30, 2020 and 2019

NOTE F - SELF-INSURED HEALTH PLAN

The Company partially self-insures for employees’ health insurance and is generally responsible for a plan year maximum of $90,000 of stop loss per plan participant. There is an aggregate attachment point of $3,508,000 and a minimum attachment point of $3,157,000. Under the terms of the plan, all active full-time employees of Dorner Mfg. Corp. are eligible to participate. Operations are charged with the cost of claims reported and an estimate of claims incurred but not reported. A liability for unpaid claims and the associated claims expenses, including incurred but not reported claims, is monitored and adjusted on a monthly basis.

NOTE G - SELF EMPLOYMENT BENEFIT PLAN

The Company has a profit-sharing 401(k) plan substantially covering all employees. The Company matches 100% of the first 1% of employee contributions and 50% on the next 5% of employee contributions. The plan also adopted a safe harbor plan with automatic enrollment. Profit-sharing contributions to the plan are made at the discretion of the Board of Directors, limited to the maximum amount allowable under the Internal Revenue Code. The total Company matching contributions were approximately $590,000 and $576,000 for the years ended September 30, 2020 and 2019, respectively.

NOTE H - INCOME TAXES

A reconciliation of the provision for income taxes using the statutory federal income tax rate to the effective income tax rate at September 30, 2020 and 2019 is as follows:

	2020		2019

Federal statutory rate	$247,652	(21.0)%	$(893,371)	(21.0)%

Other*	(68,390)	5.8	141,934	3.3

	$179,262	(15.2)%	$(751,437)	(17.7)%

*Other provision for income taxes is primarily made up of foreign tax rate differences, state income taxes, and a valuation allowance for Section 163(j).

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities result primarily from inventory, stock-based compensation, goodwill, intangible assets, property, plant and equipment and accrued liabilities. These items along with the tax effects of net operating loss (“NOL”) and tax credit carryforwards comprise the following components of deferred income taxes at September 30, (approximate):

	2020	2019
Deferred tax asset	$1,288,000	$868,000
Deferred tax liability	(29,936,000)	(30,839,000)

Net deferred tax liability	$(28,648,000)	$(29,971,000)

Precision Acquisition MidCo, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FiNANCIAL STATEMENTS - CONTINUED

September 30, 2020 and 2019

The Company has available state unused NOL carryforwards to be applied against future taxable income of approximately $95,000 and $700,000 at September 30, 2020 and 2019, respectively, which are scheduled to expire beginning in 2036. The Company also has unused foreign tax credits of approximately $236,000 and $129,000 at September 30, 2020 and 2019, respectively. These credits are available to offset future U.S. income taxes in varying amounts, which begin to expire in 2027. The Company recorded a full valuation allowance against the foreign tax credits for FY20 (but not FY19) because it is unlikely the Company will be able to utilize them before they expire.

NOTE I - STOCKHOLDERS’ EQUITY INCENTIVE PLAN

The Company’s Parent Organization established a stock incentive plan on March 15, 2017 under which stock options may be granted to key Company employees who are in a position to make material contributions to the successful operation of the Company’s business. The maximum number of shares of common stock that may be granted under the plan is 6,369 shares, provided that only 1,061 of such shares shall be reserved for issuance solely to members of the Board who are not employees of the Company. The exercise price of shares subject to option is equal to the market price of the Company’s common stock on the date of grant. The maximum term of the options is 10 years with a vesting period of five years.

Following is a summary of the stock option awards:

	Number of Options	Weighted - Average Exercise Price
Beginning of period October 1, 2018	5,307	$3,000
Forfeited	(572)	3,000
Exercised	(168)	3,000
Granted	-	-

Outstanding, end of year September 30, 2019	4,567	$3,000

Exercisable, end of year September 30, 2019	873	$3,000

Outstanding, beginning of year October 1, 2019	4,567	$3,000
Forfeited	(322)	3,000
Exercised	(36)	3,000
Granted	542	3,247

Outstanding, end of year September 30, 2020	4,751	$3,028

Exercisable, end of year September 30, 2020	969	$3,028

These shares vest in two ways: time-based vesting over five years and performance-based vesting based upon the attainment of certain earnings targets and return-on-investment-based vesting upon an Exit Event or a change in control of the Company that meets a specified financial yield, as defined within the share agreement. The Company recognized approximately $333,000 and $418,000 in stock-based compensation expense related to these awards during 2020 and 2019, respectively, and as of September 30, 2020, there was $695,000 of unrecognized compensation expense to be recognized over the next three years related to the time-based vesting awards. Expense related to the performance-based vesting will not be recorded until such time the criteria to vest in the awards becomes probable of occurring.

Precision Acquisition MidCo, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FiNANCIAL STATEMENTS - CONTINUED

September 30, 2020 and 2019

NOTE J - FAIR VALUE MEASUREMENT

The Fair Value Measurement and Disclosures topic of the Codification defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e. exit price) in an orderly transaction between market participants at the measurement date. This topic requires disclosures that categorize assets and liabilities measured at fair value into one of three different levels, depending on the assumptions (i.e. inputs) used in the valuation. Level 1 provides the most reliable measure of fair value, whereas Level 3 generally requires significant management judgment. Financial assets and liabilities are classified in their entirety based on the lowest level of input significant to the fair value measurement. The hierarchy of fair value is defined as follows:

●	Level 1 - Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities;

●

Level 2 - Valuations are based on quoted prices for similar assets or liabilities in active markets, or on quoted prices in markets that are not active, but for which significant inputs are observable, either directly or indirectly; and

●

Level 3 - Valuations are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimate of what market participants would use in valuing the asset or liability at the measurement date.

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and long-term obligations.

The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair values due to their short-term nature.

The carrying value of the long-term obligations approximates fair value since the interest rates are market based. The fair value of these borrowings is based upon inputs that are observable either directly or indirectly, which represents a Level 2 measurement in the hierarchy.

NOTE K - RISKS AND UNCERTAINTIES

In March 2020, an outbreak of COVID-19 occurred globally causing significant fluctuations in financial markets and disruptions in global business operations. The extent of the impact on the Company’s assets and future operations will depend on the duration and continued spread of the outbreak, including any other further developments.

NOTE L - ADDITIONAL FINANCIAL INFORMATION

Other current assets consist of the following at September 30:

	2020	2019

Prepaid tax deposit	$-	$652,000
Prepaid insurance	380,196	510,858
Other	1,625,823	1,383,703

	$2,006,019	$2,546,561

Precision Acquisition MidCo, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FiNANCIAL STATEMENTS - CONTINUED

September 30, 2020 and 2019

Other current liabilities consist of the following at September 30:

	2020	2019

Accrued commissions	$253,952	$154,043
Accrued warranty	118,700	108,700
Accrued income taxes	699,270	217,942
Accrued agent termination costs	496,440	-
Accrued channel rebates	377,288	47,215
Other	478,883	347,597

	$2,424,533	$875,497

NOTE M - SUBSEQUENT EVENTS

The Company evaluated its September 30, 2020 consolidated financial statements for subsequent events through November 25, 2020, the date the consolidated financial statements were originally issued, and through April 20, 2021 (unaudited), the date these consolidated financial statements were revised. The Company is not aware of any subsequent events which would require recognition or disclosure in the consolidated financial statements.